Exhibit 5.1

Lucosky Brookman LLP
101 Wood Avenue South
5th Floor
Woodbridge, NJ 08830
T – (732) 395-4400
August 3, 2016	F – (732) 395-4401

MagneGas Corporation	www.lucbro.com
11885 44th Street North	__________________________________
Clearwater, FL 33762	45 Rockefeller Plaza
Suite 200
New York, NY 10111
Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the resale of an aggregate of 12,280,702 shares (the “Shares”) of common stock, $0.001 par value per share (“Common Stock”), of MagneGas Corporation, a Delaware corporation (the “Company”), consisting of 1,754,386 shares of Common Stock issuable upon the conversion of a debenture (the “Debenture Shares”) held by one stockholder of the Company (the “Selling Stockholder”) and 10,526,316 shares of Common Stock issuable upon the exercise of warrants (the “Warrant Shares”) held by the Selling Stockholder. All of the Shares are being registered on behalf of the Selling Stockholder.

We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined the documents identified on Exhibit A attached hereto and such other corporate documents, records and proceedings, minutes, consents, actions and resolutions as we determined to be appropriate (collectively, the “Documents”).

In our examination of the Documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Stockholder, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Our opinion below, insofar as it relates to the Debenture Shares being fully paid, is based solely on a certificate from the Chief Executive Officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of the Debenture Shares.

Based upon and subject to the foregoing, we are of the opinion that (i) the Debenture Shares have been duly authorized for issuance and the Debenture Shares are validly issued, fully paid and nonassessable and (ii) the Warrant Shares, when issued, sold and delivered in accordance with the provisions of the warrants, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

MagneGas Corporation
August 3, 2016

EXHIBIT A

Documents Reviewed

1.	Registration Statement (including the Prospectus that is a part thereof);

2.	Securities Purchase Agreement, dated June 27, 2016, by and among the Company and each purchaser identified on the signature pages thereto;

3.	Representation Letter of the Company dated August 2, 2016, together with the exhibits referenced therein and attached thereto;

4.	Certificate of Good Standing dated July 27, 2016 issued by the Secretary of State of the State of Delaware;